UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 5, 2007

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

National City Center
225 W. Washington St.
Indianapolis, IN  46204
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code      (317) 636-1600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events

On February 5, 2007, Simon Property Group, Inc. (the “Registrant”) issued a press release announcing that they have sent a letter to the Board of Directors of The Mills Corporation (the “Company”) proposing to enter into a merger agreement to acquire the Company.  The proposed merger would be initiated through a cash tender offer for all of the outstanding common stock, par value $0.01 per share, of the Company.  The press release is attached hereto as Exhibit 99.1.

The Registrant is furnishing the information contained herein, including Exhibit 99.1, pursuant to Item 8.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01.              Financial Statements and Exhibits

        Financial Statements:

                None

        Exhibits:

Exhibit No.	Description	Page Number in This Filing
99.1	Press release dated February 5, 2007 concerning a proposal for Simon Property Group, Inc. and Farallon Capital Management, L.L.C. to acquire The Mills Corporation for $24.00 per share in cash.	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2007
SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Executive Vice President and Chief Financial Officer